UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2014

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2014, Ralph P. Manoushagian, Executive Vice President – Land of Approach Resources Inc. (the “Company”), announced his intention to retire from his position with the Company effective May 16, 2014. On May 12, 2014, the Company entered into an executive grant and separation agreement (the “Separation Agreement”) with Mr. Manoushagian. The Separation Agreement provides, among other things, that (i) Mr. Manoushagian’s separation will be effective on May 16, 2014, and (ii) pursuant to the terms of his employment agreement (entered into on January 24, 2011, previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 26, 2011), Mr. Manoushagian will receive (1) a cash payment equal to 150% of his base salary, or a total of $360,000, less required tax withholdings, (2) a lump sum in cash for health care coverage during the applicable eighteen (18) month COBRA continuation period equal to $19,070, less required tax withholdings, and (3) accrued vacation of $25,383, less required tax withholdings. Mr. Manoushagian’s 66,684 outstanding unvested shares of restricted stock previously awarded to Mr. Manoushagian under the Company’s 2007 Stock Incentive Plan, as amended (the “Plan”), will be forfeited pursuant to the terms of the relevant award agreements upon his departure. As stipulated in the Separation Agreement, the Company granted Mr. Manoushagian 41,281 restricted stock units pursuant to the Plan that will be settled in full on December 31, 2014, by the Company’s delivery of 41,281 shares of Company common stock. The foregoing payment schedule will be accelerated in full upon Mr. Manoushagian’s death or upon the occurrence of a change of control of the Company.

Except for the survival of certain post-termination obligations and severance benefits, the Separation Agreement supersedes and extinguishes the terms of Mr. Manoushagian’s prior employment agreement. With respect to those post-termination obligations, in the Separation Agreement, Mr. Manoushagian agreed to certain non-disparagement covenants, and agreed to cooperate with the Company at its request to assist with existing or future investigations or litigation involving the Company. Mr. Manoushagian also agreed to certain confidentiality, noncompetition and non-solicitation covenants. In the Separation Agreement, Mr. Manoushagian released and waived any and all claims against the Company and its representatives which may exist or have arisen up to and including the date of the Separation Agreement, including claims that arise out of his employment or relationship with the Company or any of its representatives and the cessation of his employment, except for the enforcement of the Separation Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Chief Administrative Officer

Date: May 16, 2014

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